Exhibit 99.1

National Bank Holdings Corporation Announces

Record Second Quarter 2019 Financial Results

Denver, Colorado - (PR Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter
	2Q19	1Q19	2Q18
Net income ($000's)	$20,282	$18,922	$17,512
Earnings per share - diluted	$0.64	$0.60	$0.56
Return on average tangible assets(1)	1.44%	1.39%	1.31%
Return on average tangible common equity(1)	13.45%	13.15%	13.52%

(1)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to report another record quarter with earnings of $0.64 per share. Our relationship banking strategy continues to produce strong results. Specifically, we produced annualized earning asset growth of 10.7%, average annualized non-interest bearing demand deposit growth of 17.2% and record-breaking fee income. Year-to-date, our teams have delivered loan growth of 12.4% annualized, all while maintaining annualized net charge-offs of only 0.02%.”

Mr. Laney added, “We believe that our win-win focus on building relationships that benefit our clients and our company will continue to contribute to solid financial performance through the second half of the year. The commitment of our associates in providing simple and fair-minded solutions is creating meaningful returns for our shareholders and our communities.”

Second Quarter 2019 Results

(All comparisons refer to the first quarter of 2019, except as noted)

Net income totaled a record $20.3 million during the second quarter of 2019, or $0.64 per diluted share, compared to $18.9 million during the last quarter, or $0.60 per diluted share. The return on average tangible assets increased five basis points to 1.44%  and the return on average tangible common equity increased 30 basis points to 13.45%.

Net Interest Income

Fully taxable equivalent net interest income totaled $53.8 million and increased $1.4 million, or 10.6% annualized, driven by strong earning asset growth and higher earning asset yields. Fully taxable equivalent net interest margin narrowed five basis points from the prior quarter to 4.00%. The increase in net interest income was driven by average earning asset growth of $139.9 million, or 10.7% annualized, and a four basis point increase in earning asset yields, which more than offset the 13 basis point increase in cost of funds.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $4.3 billion, increasing $86.3 million, or 8.3% annualized, led by originated and acquired commercial loan growth of $126.1 million, or 18.5% annualized. Total second quarter loan originations were $290.5 million, led by commercial loan originations of $210.6 million. The fully taxable equivalent yield on originated loans outstanding increased two basis points during the second quarter of 2019 to 4.90% due to higher new loan yields.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $3.2 million was recorded during the quarter to support originated loan growth and included a $2.4 million specific reserve recorded for one previously acquired commercial loan placed on non-accrual during the quarter. Annualized net charge-offs on originated and acquired loans totaled 0.02%, consistent with the prior quarter. Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) were 0.79% of total originated and acquired loans, compared to 0.63% at March 31, 2019, increasing due to the loan discussed above. The originated and acquired allowance for loan losses was 0.93% of originated and acquired loans, compared to 0.88% in the prior quarter.

Acquired problem loans accounted for under 310-30 totaled $60.6 million at June 30, 2019 and decreased $2.9 million from the first quarter of 2019.

Deposits

Average non-interest bearing demand deposits increased $47.6 million, or 17.2% annualized. Average transaction deposits (defined as total deposits less time deposits) increased $67.2 million, or 7.7% annualized, and average total deposits increased $72.7 million to $4.7 billion, or 6.3% annualized. The cost of deposits was 0.66%, an increase of eight basis points from the prior quarter and 24 basis points over the second quarter of last year. The mix of transaction deposits to total deposits totaled 76.9%, and the mix of non-interest bearing demand deposits to total deposits totaled 24.9%.

Non-Interest Income

Non-interest income totaled $20.7 million and increased $3.6 million primarily due to higher mortgage banking income of $3.5 million, driven by higher levels of 1-4 family mortgage loans sold in the secondary market. Service charges and bank card fees increased a combined $0.6 million and were mostly offset by a decrease in other non-interest income of $0.4 million, due to lower swap fee income during the quarter.

Non-Interest Expense

Non-interest expense totaled $46.5 million and increased $2.1 million from the prior quarter, primarily driven by higher residential banking commissions. Gain on sale of OREO and problem asset workout expense totaled a net expense of $0.4 million, a decrease of $0.3 million from the prior quarter. Other non-interest expense decreased $0.4 million from the prior quarter.

Income tax expense totaled $3.2 million during the second quarter of 2019, compared to $3.4 million during the prior quarter. Included in income tax expense during the second and first quarters of 2019 was $1.3 million and $0.8 million of tax benefit from stock compensation activity, respectively. Adjusting for the stock compensation activity, the effective tax rate for the second quarter of 2019 was 19.4% compared to 18.5% during the first quarter of 2019. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The leverage ratio at June 30, 2019 for the consolidated company and NBH Bank was 10.60% and 8.79%, respectively.  Shareholders’ equity totaled $733.9 million at June 30, 2019 and increased $18.9 million from the prior quarter. The increase in shareholders’ equity was due to higher retained earnings and accumulated other comprehensive income, driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.47 to $23.57 at June  30, 2019. The tangible common book value per share was $19.83 at June  30, 2019 and increased $0.52 due to the higher retained earnings and accumulated other comprehensive income. Excluding accumulated other comprehensive income, the tangible book value was $19.78.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the June  30, 2019 accretable yield balance on the 310-30 loans of $31.1 million would add $0.76 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield above 5.0% and then considers the timing of the excess accreted interest income recognition discounted at 5.0%. This would add $0.53 after-tax to our tangible book value per share as of June 30, 2019, resulting in a tangible common book value per share of $20.36.

Year-Over-Year Review

(All comparisons refer to the first six months of 2018, except as noted)

Fully taxable equivalent net interest income totaled $106.2 million and increased $7.0 million, or 7.0%. Average earning assets increased $182.7 million, or 3.6%, primarily driven by originated loan growth. The fully taxable equivalent net interest margin widened 13 basis points to 4.03%. The yield on earning assets increased 40 basis points, led by a 50 basis point increase in the originated loan portfolio yields due to higher new loan yields and short-term rate increases, and was partially offset by an increase in the cost of funds of 38 basis points from 0.56% to 0.94%.

Originated and acquired loans outstanding totaled $4.3 billion and increased $527.1 million, or 14.1%, led by originated and acquired commercial loan growth of $568.1 million, or 24.8%. New loan originations over the trailing twelve months totaled $1.2 billion, led by commercial loan originations of $869.9 million. The 310-30 loan portfolio declined $22.4 million, or 27.0%, to $60.6 million at June 30, 2019.

Average non-interest bearing demand deposits increased $68.6 million, or 6.5%. Total deposits averaged $4.6 billion, decreasing $6.2 million from the first six months of 2018, as the $71.7 million decrease in average time deposits was mostly replaced by an increase of $65.6 million in average transaction deposits. Spot transaction deposits increased $107.2 million to $3.6 billion at June 30, 2019, improving the mix of transaction deposits to total deposits to 76.9% from 75.6% at June 30, 2018. The mix of non-interest bearing demand deposits to total deposits improved to 24.9% compared to 23.7% at June 30, 2018.

Provision for loan loss expense was $4.8 million, compared to $1.9 million during the first six months of 2018. Provision for loan loss expense included a $2.4 million specific reserve recorded during the second quarter of 2019 for one previously acquired commercial loan placed on non-accrual during the second quarter of 2019. Annualized net charge-offs on originated and acquired loans totaled 0.02%, compared to 0.05% last year. Non-performing originated and acquired loans increased to 0.79% from 0.68% at June 30, 2018. The originated and acquired allowance for loan losses totaled 0.93% of originated and acquired loans compared to 0.86% at June 30, 2018.

Non-interest income totaled $37.7 million during the first six months of 2019, representing an increase of $0.3 million from last year. Mortgage banking income increased $0.5 million, other non-interest income increased $0.4 million and service charges and bank card fees increased a combined $0.1 million. These increases were partially offset by a $0.7 million decrease in OREO-related income during the period.

Non-interest expense totaled $90.8 million during the first six months of 2019, representing a decrease of $11.2 million, primarily driven by $8.0 million of non-recurring acquisition costs during the first six months of 2018 and efficiencies gained from the integration of the Peoples acquisition.

Income tax expense totaled $6.5 million during the first six months of 2019 compared to $4.5 million last year, an increase of $2.0 million. Included in income tax expense was $2.1 million and $1.2 million of tax benefit from stock compensation activity during the first six months of 2019 and 2018, respectively. Adjusting for the stock compensation activity, the effective tax rate for the first six months of 2019 was 19.0%, compared to 17.7% in the prior period.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 24, 2019. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 7492217 and asking for the NBHC Second Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through August 7, 2019, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 7492217. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 105 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Community Banks of Colorado in Colorado, Bank Midwest in Kansas and Missouri and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Arizona and Colorado. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Total interest and dividend income	$62,193	$59,420	$54,911	$121,613	$107,702
Total interest expense	9,702	8,254	5,525	17,956	10,669
Net interest income	52,491	51,166	49,386	103,657	97,033
Taxable equivalent adjustment	1,285	1,227	1,099	2,512	2,162
Net interest income FTE(1)	53,776	52,393	50,485	106,169	99,195
Provision for loan losses	3,239	1,534	1,873	4,773	1,914
Net interest income after provision for loan losses FTE(1)	50,537	50,859	48,612	101,396	97,281
Non-interest income:
Service charges	4,541	4,321	4,371	8,862	8,881
Bank card fees	3,766	3,428	3,672	7,194	7,034
Mortgage banking income	10,398	6,937	8,911	17,335	16,882
Other non-interest income	1,896	2,304	2,157	4,200	3,760
OREO-related income	59	61	451	120	841
Total non-interest income	20,660	17,051	19,562	37,711	37,398
Non-interest expense:
Salaries and benefits	30,667	27,890	29,123	58,557	59,795
Occupancy and equipment	6,721	6,882	7,190	13,603	15,145
Professional fees	1,041	814	738	1,855	3,557
Other non-interest expense	7,319	7,757	8,298	15,076	20,622
Problem asset workout	725	1,123	775	1,848	1,556
(Gain) loss on sale of OREO, net	(318)	(368)	(14)	(686)	64
Core deposit intangible asset amortization	296	296	653	592	1,306
Total non-interest expense	46,451	44,394	46,763	90,845	102,045

Income before income taxes FTE(1)	24,746	23,516	21,411	48,262	32,634
Taxable equivalent adjustment	1,285	1,227	1,099	2,512	2,162
Income before income taxes	23,461	22,289	20,312	45,750	30,472
Income tax expense	3,179	3,367	2,800	6,546	4,495
Net income	$20,282	$18,922	$17,512	$39,204	$25,977
Earnings per share - basic	$0.65	$0.61	$0.57	$1.26	$0.85
Earnings per share - diluted	$0.64	$0.60	$0.56	$1.24	$0.83

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
ASSETS
Cash and cash equivalents	$91,159	$105,258	$109,556	$137,917
Investment securities available-for-sale	710,206	749,537	791,102	856,751
Investment securities held-to-maturity	206,361	221,727	235,398	266,197
Non-marketable securities	30,726	24,574	27,555	20,070
Loans	4,330,263	4,246,941	4,092,308	3,825,555
Allowance for loan losses	(40,082)	(37,055)	(35,692)	(32,230)
Loans, net	4,290,181	4,209,886	4,056,616	3,793,325
Loans held for sale	105,866	59,324	48,120	113,057
Other real estate owned	7,054	9,394	10,596	35,469
Premises and equipment, net	111,171	109,594	109,986	111,415
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	12,267	12,981	13,470	14,693
Other assets	177,984	185,364	159,240	183,335
Total assets	$5,858,002	$5,802,666	$5,676,666	$5,647,256
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,167,399	$1,172,683	$1,072,029	$1,099,601
Interest bearing demand deposits	691,527	696,332	688,255	682,998
Savings and money market	1,747,434	1,764,341	1,694,808	1,716,534
Total transaction deposits	3,606,360	3,633,356	3,455,092	3,499,133
Time deposits	1,081,637	1,081,092	1,080,529	1,132,331
Total deposits	4,687,997	4,714,448	4,535,621	4,631,464
Securities sold under agreements to repurchase	60,430	59,543	66,047	73,441
Federal Home Loan Bank advances	272,414	228,421	301,660	188,334
Other liabilities	103,244	85,252	78,332	93,832
Total liabilities	5,124,085	5,087,664	4,981,660	4,987,071
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,006,008	1,012,974	1,014,399	1,012,175
Retained earnings	135,210	120,879	106,990	81,182
Treasury stock	(409,322)	(413,226)	(415,623)	(416,281)
Accumulated other comprehensive income (loss), net of tax	1,506	(6,140)	(11,275)	(17,406)
Total shareholders' equity	733,917	715,002	695,006	660,185
Total liabilities and shareholders' equity	$5,858,002	$5,802,666	$5,676,666	$5,647,256
SHARE DATA
Average basic shares outstanding	31,155,264	30,961,187	30,888,238	30,735,427
Average diluted shares outstanding	31,604,658	31,497,538	31,492,342	31,387,175
Ending shares outstanding	31,139,044	30,958,581	30,769,063	30,726,789
Common book value per share	$23.57	$23.10	$22.59	$21.49
Tangible common book value per share(1) (non-GAAP)	$19.83	$19.31	$18.77	$17.61
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	$19.78	$19.51	$19.13	$18.18
CAPITAL RATIOS
Average equity to average assets	12.46%	12.39%	12.15%	11.63%
Tangible common equity to tangible assets(1)	10.75%	10.52%	10.39%	9.79%
Leverage ratio	10.60%	10.63%	10.51%	9.92%
Tier 1 risk-based capital ratio	12.87%	12.84%	12.91%	12.62%
Total risk-based capital ratio	13.78%	13.72%	13.79%	13.47%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2019		June 30, 2019
			vs. March 31, 2019		vs. June 30, 2018
	June 30, 2019	March 31, 2019	% Change	June 30, 2018	% Change
Originated:
Commercial:
Commercial and industrial	$2,079,812	$1,971,692	5.5%	$1,611,864	29.0%
Owner-occupied commercial real estate	379,462	347,064	9.3%	286,298	32.5%
Food and agriculture	236,865	228,765	3.5%	188,185	25.9%
Energy	43,242	55,368	(21.9)%	37,221	16.2%
Total commercial	2,739,381	2,602,889	5.2%	2,123,568	29.0%
Commercial real estate non-owner occupied	459,242	472,073	(2.7)%	411,953	11.5%
Residential real estate	660,657	664,852	(0.6)%	625,940	5.5%
Consumer	21,731	21,070	3.1%	23,235	(6.5)%
Total originated	3,881,011	3,760,884	3.2%	3,184,696	21.9%

Acquired:
Commercial:
Commercial and industrial	44,550	48,194	(7.6)%	68,509	(35.0)%
Owner-occupied commercial real estate	75,106	81,659	(8.0)%	96,353	(22.1)%
Food and agriculture	4,080	4,263	(4.3)%	6,611	(38.3)%
Total commercial	123,736	134,116	(7.7)%	171,473	(27.8)%
Commercial real estate non-owner occupied	125,021	137,003	(8.7)%	182,787	(31.6)%
Residential real estate	138,909	150,292	(7.6)%	200,730	(30.8)%
Consumer	994	1,119	(11.2)%	2,915	(65.9)%
Total acquired	388,660	422,530	(8.0)%	557,905	(30.3)%

ASC 310-30 loans	60,592	63,527	(4.6)%	82,954	(27.0)%
Total loans	$4,330,263	$4,246,941	2.0%	$3,825,555	13.2%

Originated and Acquired Loan Balances by Loan Segment

			June 30, 2019		June 30, 2019
			vs. March 31, 2019		vs. June 30, 2018
	June 30, 2019	March 31, 2019	% Change	June 30, 2018	% Change
Commercial	$2,863,117	$2,737,005	4.6%	$2,295,041	24.8%
Commercial real estate non-owner occupied	584,263	609,076	(4.1)%	594,740	(1.8)%
Residential real estate	799,566	815,144	(1.9)%	826,670	(3.3)%
Consumer	22,725	22,189	2.4%	26,150	(13.1)%
Total originated and acquired loans	$4,269,671	$4,183,414	2.1%	$3,742,601	14.1%

Originations(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2019	2019	2018	2018	2018
Commercial:
Commercial and industrial	$163,138	$153,547	$213,335	$123,440	$232,643
Owner occupied commercial real estate	41,380	26,405	34,727	35,549	19,009
Food and agriculture	18,217	15,213	14,046	23,833	38,220
Energy	(12,098)	6,138	7,640	5,412	(929)
Total commercial	210,637	201,303	269,748	188,234	288,943
Commercial real estate non-owner occupied	36,632	69,125	41,031	42,300	28,316
Residential real estate	40,012	38,627	51,017	40,293	30,259
Consumer	3,264	1,958	2,592	3,797	3,588
Total	$290,545	$311,013	$364,388	$274,624	$351,106

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $48,955, $105,235, $6,263, $34,070 and $151,888 as of the second quarter 2019, first quarter 2019, fourth quarter 2018, third quarter 2018 and second quarter 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,821,981	$46,728	4.90%	$3,624,793	$43,573	4.88%	$3,079,727	$34,165	4.45%
Acquired loans	406,232	6,325	6.25%	438,374	6,254	5.79%	596,229	8,687	5.84%
ASC 310-30 loans	61,750	3,294	21.34%	64,920	3,687	22.72%	95,033	4,831	20.33%
Loans held for sale	87,222	934	4.30%	42,868	488	4.62%	83,258	950	4.58%
Investment securities available-for-sale	738,970	4,002	2.17%	787,367	4,361	2.22%	916,133	4,840	2.11%
Investment securities held-to-maturity	215,497	1,533	2.85%	229,401	1,651	2.88%	276,141	1,970	2.85%
Other securities	28,425	458	6.45%	26,885	423	6.29%	16,735	248	5.93%
Interest earning deposits and securities purchased under agreements to resell	27,079	204	3.02%	32,657	210	2.61%	66,019	319	1.94%
Total interest earning assets FTE(2)	$5,387,156	$63,478	4.73%	$5,247,265	$60,647	4.69%	$5,129,275	$56,010	4.38%
Cash and due from banks	$75,780			$77,954			$95,823
Other assets	419,368			421,615			424,288
Allowance for loan losses	(37,743)			(35,814)			(31,421)
Total assets	$5,844,561			$5,711,020			$5,617,965
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,429,686	$3,559	0.59%	$2,410,009	$3,008	0.51%	$2,437,404	$1,929	0.32%
Time deposits	1,084,011	4,090	1.51%	1,078,554	3,607	1.36%	1,138,924	2,935	1.03%
Securities sold under agreements to repurchase	57,571	162	1.13%	60,589	153	1.02%	93,625	36	0.15%
Federal Home Loan Bank advances	294,524	1,891	2.58%	248,779	1,486	2.42%	132,297	625	1.89%
Total interest bearing liabilities	$3,865,792	$9,702	1.01%	$3,797,931	$8,254	0.88%	$3,802,250	$5,525	0.58%
Demand deposits	$1,155,710			$1,108,150			$1,069,146
Other liabilities	94,968			97,107			92,939
Total liabilities	5,116,470			5,003,188			4,964,335
Shareholders' equity	728,091			707,832			653,630
Total liabilities and shareholders' equity	$5,844,561			$5,711,020			$5,617,965
Net interest income FTE(2)		$53,776			$52,393			$50,485
Interest rate spread FTE(2)			3.72%			3.81%			3.80%
Net interest earning assets	$1,521,364			$1,449,334			$1,327,025
Net interest margin FTE(2)			4.00%			4.05%			3.95%
Average transaction deposits	$3,585,396			$3,518,159			$3,506,550
Average total deposits	$4,669,407			$4,596,713			$4,645,474
Ratio of average interest earning assets to average interest bearing liabilities	139.35%			138.16%			134.90%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018. The tax equivalent adjustments included above are $1,285, $1,227 and $1,099 for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2019			For the six months ended June 30, 2018
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,723,932	$90,301	4.89%	$3,017,641	$65,619	4.39%
Acquired loans	422,214	12,579	6.01%	617,771	17,617	5.75%
ASC 310-30 loans	63,326	6,981	22.05%	105,176	10,224	19.44%
Loans held for sale	65,167	1,422	4.40%	68,888	1,516	4.44%
Investment securities available-for-sale	763,034	8,363	2.19%	925,693	9,615	2.08%
Investment securities held-to-maturity	222,411	3,184	2.86%	266,447	3,721	2.79%
Other securities	27,659	881	6.37%	16,405	492	6.00%
Interest earning deposits and securities purchased under agreements to resell	29,853	414	2.80%	116,886	1,060	1.83%
Total interest earning assets FTE(2)	$5,317,596	$124,125	4.71%	$5,134,907	$109,864	4.31%
Cash and due from banks	$76,861			$97,799
Other assets	420,486			415,644
Allowance for loan losses	(36,784)			(31,519)
Total assets	$5,778,159			$5,616,831
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,419,902	$6,567	0.55%	$2,422,976	$3,773	0.31%
Time deposits	1,081,297	7,697	1.44%	1,153,034	5,725	1.00%
Securities sold under agreements to repurchase	59,072	315	1.08%	112,875	86	0.15%
Federal Home Loan Bank advances	271,778	3,377	2.51%	124,036	1,085	1.76%
Total interest bearing liabilities	$3,832,049	$17,956	0.94%	$3,812,921	$10,669	0.56%
Demand deposits	$1,132,062			$1,063,416
Other liabilities	96,031			92,510
Total liabilities	5,060,142			4,968,847
Shareholders' equity	718,017			647,984
Total liabilities and shareholders' equity	$5,778,159			$5,616,831
Net interest income FTE(2)		$106,169			$99,195
Interest rate spread FTE(2)			3.77%			3.75%
Net interest earning assets	$1,485,547			$1,321,986
Net interest margin FTE(2)			4.03%			3.90%
Average transaction deposits	$3,551,964			$3,486,392
Average total deposits	$4,633,261			$4,639,426
Ratio of average interest earning assets to average interest bearing liabilities	138.77%			134.67%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% for the six months ended June 30, 2019 and June 30, 2018. The tax equivalent adjustments included above are $2,512 and $2,162 for the six months ended June 30, 2019 and June 30, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Originated	ASC		Originated	ASC		Originated	ASC
	and acquired	310-30		and acquired	310-30		and acquired	310-30
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$36,840	$215	$37,055	$35,461	$231	$35,692	$30,574	$112	$30,686
Charge-offs	(294)	—	(294)	(268)	—	(268)	(335)	(61)	(396)
Recoveries	82	—	82	97	—	97	67	—	67
Provision (recoupment)	3,263	(24)	3,239	1,550	(16)	1,534	1,723	150	1,873
Ending ALL	$39,891	$191	$40,082	$36,840	$215	$37,055	$32,029	$201	$32,230
Ratio of annualized net charge-offs to average total loans during the period, respectively	0.02%	0.00%	0.02%	0.02%	0.00%	0.02%	0.03%	0.26%	0.03%
Ratio of ALL to total loans outstanding at period end, respectively	0.93%	0.32%	0.93%	0.88%	0.34%	0.87%	0.86%	0.24%	0.84%
Ratio of ALL to total non-performing loans at period end, respectively(1)	118.36%	0.00%	118.93%	140.02%	0.00%	140.84%	124.94%	0.00%	125.73%
Total loans	$4,269,671	$60,592	$4,330,263	$4,183,414	$63,527	$4,246,941	$3,742,601	$82,954	$3,825,555
Average total loans during the period	$4,228,213	$61,750	$4,289,963	$4,063,167	$64,920	$4,128,087	$3,675,956	$95,033	$3,770,989
Total non-performing loans(1)	$33,703	$—	$33,703	$26,310	$—	$26,310	$25,635	$—	$25,635

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	June 30, 2019	March 31, 2019	June 30, 2018
Loans 30-89 days past due and still accruing interest	$11,067	$6,245	$9,587
Loans 90 days past due and still accruing interest	34	1,359	1,104
Non-accrual loans	33,703	26,310	25,635
Total past due and non-accrual loans	$44,804	$33,914	$36,326
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.79%	0.66%	0.71%
Total non-accrual loans to total originated and acquired loans	0.79%	0.63%	0.68%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	June 30, 2019	March 31, 2019	June 30, 2018
Non-performing loans	$33,703	$26,310	$25,635
OREO:
Originated and acquired	2,618	4,724	5,905
Transferred from 310-30 loans	4,436	4,670	29,564
Total OREO	7,054	9,394	35,469
Total non-performing assets	$40,757	$35,704	$61,104
Accruing restructured loans	$2,633	$2,206	$6,939
Total non-performing loans to total loans	0.78%	0.62%	0.67%
Total non-performing assets to total loans and OREO	0.94%	0.84%	1.58%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.84%	0.73%	0.82%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Key Ratios(1)
Return on average assets	1.39%	1.34%	1.25%	1.37%	0.93%
Return on average tangible assets(2)	1.44%	1.39%	1.31%	1.41%	0.99%
Return on average tangible assets, adjusted(2)	1.44%	1.39%	1.33%	1.41%	1.22%
Return on average equity	11.17%	10.84%	10.75%	11.01%	8.08%
Return on average tangible common equity(2)	13.45%	13.15%	13.52%	13.30%	10.29%
Return on average tangible common equity, adjusted(2)	13.45%	13.15%	13.72%	13.30%	12.71%
Loan to deposit ratio (end of period)	92.37%	90.08%	82.60%	92.37%	82.60%
Non-interest bearing deposits to total deposits (end of period)	24.90%	24.87%	23.74%	24.90%	23.74%
Net interest margin(4)	3.91%	3.95%	3.86%	3.93%	3.81%
Net interest margin FTE(2)(4)	4.00%	4.05%	3.95%	4.03%	3.90%
Interest rate spread FTE(2)(5)	3.72%	3.81%	3.80%	3.77%	3.75%
Yield on earning assets(3)	4.63%	4.59%	4.29%	4.61%	4.23%
Yield on earning assets FTE(2)(3)	4.73%	4.69%	4.38%	4.71%	4.31%
Cost of interest bearing liabilities(3)	1.01%	0.88%	0.58%	0.94%	0.56%
Cost of deposits	0.66%	0.58%	0.42%	0.62%	0.41%
Non-interest income to total revenue FTE(2)	27.76%	24.55%	27.93%	26.21%	27.38%
Non-interest expense to average assets	3.19%	3.15%	3.34%	3.17%	3.66%
Non-interest expense to average assets, adjusted(2)	3.19%	3.15%	3.31%	3.17%	3.38%
Efficiency ratio	63.10%	64.64%	66.88%	63.84%	74.94%
Efficiency ratio FTE(2)	62.01%	63.50%	65.83%	62.73%	73.75%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)	62.01%	63.50%	65.31%	62.73%	67.93%

Originated and Acquired Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total originated and acquired loans	0.79%	0.63%	0.68%	0.79%	0.68%
Allowance for loan losses to total originated and acquired loans	0.93%	0.88%	0.86%	0.93%	0.86%
Allowance for loan losses to non-performing loans	118.36%	140.02%	124.94%	118.36%	124.94%
Net charge-offs to average loans(1)	0.02%	0.02%	0.03%	0.02%	0.05%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.78%	0.62%	0.67%	0.78%	0.67%
Non-performing assets to total loans and OREO	0.94%	0.84%	1.58%	0.94%	1.58%
Allowance for loan losses to total loans	0.93%	0.87%	0.84%	0.93%	0.84%
Allowance for loan losses to non-performing loans	118.93%	140.84%	125.73%	118.93%	125.73%
Net charge-offs to average loans(1)	0.02%	0.02%	0.03%	0.02%	0.05%

(1)	Quarter-to-date and year-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations below.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Total shareholders' equity	$733,917	$715,002	$695,006	$660,185
Less: goodwill and core deposit intangible assets, net	(124,350)	(124,645)	(124,941)	(125,805)
Add: deferred tax liability related to goodwill	7,784	7,555	7,327	6,869
Tangible common equity (non-GAAP)	$617,351	$597,912	$577,392	$541,249

Total assets	$5,858,002	$5,802,666	$5,676,666	$5,647,256
Less: goodwill and core deposit intangible assets, net	(124,350)	(124,645)	(124,941)	(125,805)
Add: deferred tax liability related to goodwill	7,784	7,555	7,327	6,869
Tangible assets (non-GAAP)	$5,741,436	$5,685,576	$5,559,052	$5,528,320

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.53%	12.32%	12.24%	11.69%
Less: impact of goodwill and core deposit intangible assets, net	(1.78)%	(1.80)%	(1.85)%	(1.90)%
Tangible common equity to tangible assets (non-GAAP)	10.75%	10.52%	10.39%	9.79%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$617,351	$597,912	$577,392	$541,249
Divided by: ending shares outstanding	31,139,044	30,958,581	30,769,063	30,726,789
Tangible common book value per share (non-GAAP)	$19.83	$19.31	$18.77	$17.61

Tangible common book value per share, excluding accumulated other comprehensive (income) loss calculations:
Tangible common equity (non-GAAP)	$617,351	$597,912	$577,392	$541,249
Accumulated other comprehensive (income) loss, net of tax	(1,506)	6,140	11,275	17,406
Tangible common book value, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	615,845	604,052	588,667	558,655
Divided by: ending shares outstanding	31,139,044	30,958,581	30,769,063	30,726,789
Tangible common book value per share, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	$19.78	$19.51	$19.13	$18.18

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income	$20,282	$18,922	$17,512	$39,204	$25,977
Add: impact of core deposit intangible amortization expense, after tax	225	225	496	450	993
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$20,507	$19,147	$18,008	$39,654	$26,970

Average assets	$5,844,561	$5,711,020	$5,617,965	$5,778,159	$5,616,831
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(116,712)	(117,235)	(119,257)	(116,858)	(119,600)
Average tangible assets (non-GAAP)	$5,727,849	$5,593,785	$5,498,708	$5,661,301	$5,497,231

Average shareholders' equity	$728,091	$707,832	$653,630	$718,017	$647,984
Less: average goodwill and core deposit intangible assets, net of deferred tax liability related to goodwill	(116,712)	(117,235)	(119,257)	(116,858)	(119,600)
Average tangible common equity (non-GAAP)	$611,379	$590,597	$534,373	$601,159	$528,384

Return on average assets	1.39%	1.34%	1.25%	1.37%	0.93%
Return on average tangible assets (non-GAAP)	1.44%	1.39%	1.31%	1.41%	0.99%
Return on average equity	11.17%	10.84%	10.75%	11.01%	8.08%
Return on average tangible common equity (non-GAAP)	13.45%	13.15%	13.52%	13.30%	10.29%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income	$62,193	$59,420	$54,911	$121,613	$107,702
Add: impact of taxable equivalent adjustment	1,285	1,227	1,099	2,512	2,162
Interest income FTE (non-GAAP)	$63,478	$60,647	$56,010	$124,125	$109,864

Net interest income	$52,491	$51,166	$49,386	$103,657	$97,033
Add: impact of taxable equivalent adjustment	1,285	1,227	1,099	2,512	2,162
Net interest income FTE (non-GAAP)	$53,776	$52,393	$50,485	$106,169	$99,195

Average earning assets	$5,387,156	$5,247,265	$5,129,275	$5,317,596	$5,134,907
Yield on earning assets	4.63%	4.59%	4.29%	4.61%	4.23%
Yield on earning assets FTE (non-GAAP)	4.73%	4.69%	4.38%	4.71%	4.31%
Net interest margin	3.91%	3.95%	3.86%	3.93%	3.81%
Net interest margin FTE (non-GAAP)	4.00%	4.05%	3.95%	4.03%	3.90%

Efficiency Ratio

	As of and for the three months ended			As of and for the year ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net interest income	$52,491	$51,166	$49,386	$103,657	$97,033
Add: impact of taxable equivalent adjustment	1,285	1,227	1,099	2,512	2,162
Net interest income, FTE (non-GAAP)	$53,776	$52,393	$50,485	$106,169	$99,195

Non-interest income	$20,660	$17,051	$19,562	$37,711	$37,398

Non-interest expense	$46,451	$44,394	$46,763	$90,845	$102,045
Less: core deposit intangible asset amortization	(296)	(296)	(653)	(592)	(1,306)
Non-interest expense, adjusted for core deposit intangible asset amortization	$46,155	$44,098	$46,110	$90,253	$100,739

Non-interest expense, adjusted for core deposit intangible asset amortization	$46,155	$44,098	$46,110	$90,253	$100,739
Non-recurring Peoples acquisition-related expenses	—	—	(359)	—	(7,957)
Adjusted non-interest expense (non-GAAP)	$46,155	$44,098	$45,751	$90,253	$92,782

Efficiency ratio	63.10%	64.64%	66.88%	63.84%	74.94%
Efficiency ratio FTE (non-GAAP)	62.01%	63.50%	65.83%	62.73%	73.75%
Adjusted efficiency ratio FTE (non-GAAP)	62.01%	63.50%	65.31%	62.73%	67.93%

Adjusted Financial Results

	As of and for the three months ended			As of and for the six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Adjustments to net income:
Net income	$20,282	$18,922	$17,512	$39,204	$25,977
Adjustments(1)	—	—	275	—	6,321
Adjusted net income (non-GAAP)	$20,282	$18,922	$17,787	$39,204	$32,298

Adjustments to income per share:
Earnings per share - diluted	$0.64	$0.60	$0.56	$1.24	$0.83
Adjustments(1)	—	—	0.01	—	0.20
Adjusted earnings per share - diluted (non-GAAP)	$0.64	$0.60	$0.57	$1.24	$1.03

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$20,282	$18,922	$17,787	$39,204	$32,298
Add: impact of core deposit intangible amortization expense, after tax	225	225	496	450	993
Net income adjusted for impact of core deposit intangible amortization expense, after tax	20,507	19,147	18,283	39,654	33,291
Average tangible assets (non-GAAP)	5,727,849	5,593,785	5,498,708	5,661,301	5,497,231
Adjusted return on average tangible assets (non-GAAP)	1.44%	1.39%	1.33%	1.41%	1.22%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$20,507	$19,147	$18,283	$39,654	$33,291
Average tangible common equity (non-GAAP)	611,379	590,597	534,373	601,159	528,384
Adjusted return on average tangible common equity (non-GAAP)	13.45%	13.15%	13.72%	13.30%	12.71%

Adjustments to non-interest expense:
Non-interest expense	$46,451	$44,394	$46,763	$90,845	$102,045
Adjustments(1)	—	—	359	—	7,957
Adjusted non-interest expense (non-GAAP)	46,451	44,394	46,404	90,845	94,088
Non-interest expense to average assets, adjusted (non-GAAP)	3.19%	3.15%	3.31%	3.17%	3.38%

(1) Adjustments:
Non-interest expense adjustments:
Non-recurring Peoples acquisition-related expenses	$—	$—	$359	$—	$7,957
Total pre-tax adjustments (non-GAAP)	—	—	359	—	7,957
Collective tax expense impact	—	—	(84)	—	(1,636)
Adjustments (non-GAAP)	$—	$—	$275	$—	$6,321